EXHIBIT 4.1

SUPPLEMENTAL INDENTURE

Dated as of September 1, 2019

To

Indenture of Mortgage and Deed of Trust

Dated as of May 1, 1921
as Amended and Restated
as of April 7, 2005

___________

THE CONNECTICUT LIGHT AND POWER COMPANY
doing business as EVERSOURCE ENERGY

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS
(f/k/a BANKERS TRUST COMPANY),
Trustee

___________

3.20% First and Refunding Mortgage Bonds, 2017 Series A, due 2027

THE CONNECTICUT LIGHT AND POWER COMPANY
doing business as EVERSOURCE ENERGY
Supplemental Indenture, Dated as of September 1, 2019

Table of Contents
Page
Parties    1
Recitals    1
Granting Clauses    3
Habendum    3
Grant in Trust    3

ARTICLE 1.	ADDITIONAL ISSUANCE OF BONDS OF 2017 SERIES A 4

SECTION 1.01.	Designation; Amount 4

SECTION 1.02.	Consent to Amendment and Restatement of Mortgage Indenture 4

ARTICLE 2.	AMENDMENT OF MORTGAGE INDENTURE 5

SECTION 2.01.	Amendment to Section 1606 of the Mortgage Indenture 5

SECTION 2.02.	Applicability of Amendment to Mortgage Indenture 5

ARTICLE 3.	MISCELLANEOUS 5

SECTION 3.01.	Benefits of Supplemental Indenture and Bonds of 2017 Series A 5

SECTION 3.02.	Effect of Table of Contents and Headings 5

SECTION 3.03.	Counterparts 5
TESTIMONIUM    6
SIGNATURES    7
ACKNOWLEDGMENTS    7

SCHEDULE A    -    Property Subject to the Lien of the Mortgage

i

SUPPLEMENTAL INDENTURE, dated as of September 1, 2019, between THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as Eversource Energy, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY), a corporation organized and existing under the laws of the State of New York (hereinafter called “Trustee”).
WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and eighty-seven Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014, May 1, 2015, November 1, 2015, March 1, 2017, August 1, 2017, March 1, 2018 and March 1, 2019 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, including as amended and restated in its entirety on April 7, 2005, being hereinafter generally called the “Mortgage Indenture,” and (ii) together with said Supplemental Indentures thereto, the “Mortgage”), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $3,315,345,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) in an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;
WHEREAS, the Company, by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage, created a series of bonds under the Mortgage designated as the “3.20% First and Refunding Mortgage Bonds, 2017 Series A, due 2027” (hereinafter generally referred to as the “bonds of 2017 Series A”), consisting of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in the Supplemental Indenture dated March 1, 2017 (the “Eighty-Fourth Supplemental Indenture”), such fully registered bonds and the Trustee’s certificate of its authentication thereof set forth in Schedule A appended to such Eighty-Fourth Supplemental Indenture; which Eighty-Fourth Supplemental Indenture also provided for the initial issuance of $300,000,000 aggregate principal amount of bonds of 2017 Series A; and

WHEREAS, the Company desires to issue Two Hundred Million Dollars ($200,000,000) in aggregate principal amount of additional bonds of 2017 Series A and the Company therefore proposes to execute and deliver this Supplemental Indenture (i) to provide for the issue of the additional bonds of 2017 Series A and confirm the lien of the Mortgage Indenture on the property referred to below, all as permitted by Section 1301 of the Mortgage Indenture and (ii) to provide for the future amendment and restatement of the Mortgage Indenture as provided in Section 1.02 hereof;
WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not in excess of Two Hundred Million Dollars ($200,000,000) in aggregate principal amount of additional bonds of 2017 Series A and other necessary actions have been duly authorized by the Board of Directors of the Company; and
WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not specifically described in the Mortgage but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time; and
WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of additional bonds of 2017 Series A, to subject such additional property to the lien of the Mortgage and to confirm the lien of the Mortgage on the Property referred to below, all as permitted by Sections 401 and 1301(d) and (f) of the Mortgage Indenture; and
WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the additional bonds of 2017 Series A, when executed by the Company and authenticated by the Trustee, the valid, binding and legal obligations of the Company have been authorized and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:
That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditaments, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditaments, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditaments, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditaments, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein, including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule A hereto.
Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule A or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.
TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.
Subject, however, to Permitted Liens, as defined in the Mortgage Indenture.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).
And it is hereby covenanted that all such bonds of 2017 Series A are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:
ARTICLE 1.

ADDITIONAL ISSUANCE OF BONDS OF 2017 SERIES A
SECTION 1.01.    Designation; Amount. The additional bonds of 2017 Series A, in the aggregate principal amount of Two Hundred Million Dollars ($200,000,000), shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered in accordance with the request of the Company and in compliance with the applicable provisions of the Mortgage Indenture. Said bonds shall be issued as a Tranche of the bonds of 2017 Series A as defined in the Indenture and shall be designated “3.20% First and Refunding Mortgage Bonds, 2017 Series A, due 2027.” The terms of such additional bonds shall be identical in all respects to the bonds of 2017 Series A originally issued (except as to the date of original issuance, the initial interest payment date and the offering price), as set forth in the form of bond included as Schedule A appended to the Eighty-Fourth Supplemental Indenture. Upon the issuance of such additional bonds of 2017 Series A, the total outstanding aggregate principal amount of bonds of 2017 Series A shall be Five Hundred Million Dollars ($500,000,000). The Trustee shall authenticate and deliver such additional bonds of 2017 Series A at any time upon application by the Company and compliance with the applicable provisions of the Indenture. Pursuant to Section 1.01 of the Eighty-Fourth Supplemental Indenture, additional bonds of 2017 Series A, without limitation as to amount, having the same terms and conditions as the bonds of 2017 Series A (except for the date of original issuance, the initial interest payment date and the offering price) may also be issued by the Company without the consent of the holders of the bonds of 2017 Series A pursuant to a separate Supplemental Indenture related thereto, and such additional bonds of 2017 Series A shall be part of the same series as the bonds of 2017 Series A.
SECTION 1.02.    Consent to Amendment and Restatement of Mortgage Indenture. Each holder of a bond of 2017 Series A, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage Indenture in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

ARTICLE 2.
AMENDMENT OF MORTGAGE INDENTURE
SECTION 2.01.    Amendment to Section 1606 of the Mortgage Indenture. Section 1606 of the Mortgage Indenture is hereby amended by deleting clause (iv) of Section 1606(a) in its entirety and replacing it with the following clause (iv):
“    (iv) an Opinion of Counsel to the effect that the certificates and other instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Mortgage, and that all conditions precedent herein provided for relating to such withdrawal have been complied with.”

SECTION 2.02.    Applicability of Amendment to Mortgage Indenture. Except as provided in Section 2.01 hereof, each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Mortgage Indenture shall apply only to the bonds of 2017 Series A and not to any other Securities under the Mortgage Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with this Supplemental Indenture, the Mortgage Indenture shall remain in full force and effect and is hereby ratified and confirmed.
ARTICLE 3.
MISCELLANEOUS
SECTION 3.01.    Benefits of Supplemental Indenture and Bonds of 2017 Series A. Nothing in this Supplemental Indenture, or in the bonds of 2017 Series A, expressed or implied, is intended to or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.
SECTION 3.02.    Effect of Table of Contents and Headings. The table of contents and the description headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.
SECTION 3.03.    Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused these presents to be executed by its Assistant Treasurer – Corporate Finance and Cash Management, and its corporate seal to be hereunto affixed, duly attested by its Secretary, and Deutsche Bank Trust Company Americas has caused these presents to be executed and its corporate seal to be hereunto affixed by Deutsche Bank National Trust Company, its authorized signatory, by a Vice President and an Assistant Vice President, duly attested by a Vice President, as of the day and year first above written.
[The remainder of this page left blank intentionally; signature pages follow.]

Attest: /s/ RICHARD J. MORRISON Richard J. Morrison Secretary	THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY By: /s/ EMILIE G. O’NEIL Emilie G. O’Neil Assistant Treasurer – Corporate Finance and Cash Management
(SEAL)	Signed, sealed and delivered in the presence of: /s/ MATTHEW J. BENSON Matthew J. Benson /s/ CATHY G. SHANNON Cathy G. Shannon

COMMONWEALTH OF MASSACHUSETTS    )
) ss.:    Westwood
COUNTY OF NORFOLK     )

On this 10th day of September, 2019, before the undersigned officer, personally appeared Emilie G. O’Neil, who acknowledged herself to be the Assistant Treasurer – Corporate Finance and Cash Management of THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a Connecticut corporation, and that she, as such Assistant Treasurer – Corporate Finance and Cash Management, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by herself as the Assistant Treasurer – Corporate Finance and Cash Management, and as her free act and deed.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

(SEAL)	/S/ FLORENCE J. IACONO Notary Public My commission expires: January 20, 2023 .

COMMONWEALTH OF MASSACHUSETTS    )
) ss.:    Westwood
COUNTY OF NORFOLK                 )

On this 10th day of September, before the undersigned officer, personally appeared Richard J. Morrison, who acknowledged himself to be the Secretary of THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a Connecticut corporation, and that he, as such Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as the Secretary, and as his free act and deed.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

(SEAL)	/S/ FLORENCE J. IACONO Notary Public My commission expires: January 20, 2023 ..

Attest: /s/ JEFFREY SCHOENFELD Name: Jeffrey Schoenfeld Title: Vice President
DEUTSCHE BANK TRUST COMPANY
AMERICAS f/k/a BANKERS TRUST
COMPANY, TRUSTEE
By: DEUTSCHE BANK NATIONAL
TRUST COMPANY, Authorized Signatory
By:    /s/ CHRIS NIESZ
Name: Chris Niesz
Title: Vice President

By:    /s/ LUKE RUSSELL
Name: Luke Russell
Title: Assistant Vice President

(SEAL)	Signed, sealed and delivered in the presence of: /s/ KATHRYN FISCHER Kathryn Fischer /s/ ROBERT PIAN Robert Pian

STATE OF NEW JERSEY    )
) ss.:
COUNTY OF HUDSON    )

On this 10 day of September, 2019 before the undersigned officer, personally appeared Chris Niesz and Luke Russell acknowledged themselves to be Vice President and Assistant Vice President of DEUTSCHE BANK NATIONAL TRUST COMPANY, as authorized signatory for DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, a corporation, and that they, as Vice President and Assistant Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Vice President, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

(SEAL)	/S/ NIGEL W. LUKE Notary Public My commission expires: 10/29 , 2022.

SCHEDULE A
[PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE]

A-1

CL&P FEE ACQUISITIONS
(3/16/2019 – 9/6/2019)

NONE

CL&P Non-Distribution Easements (Between 03/16/2019 - 09/10/19)			Recording Information

Grantor	Town	State	Date Recorded	Book	Page
MNG Properties LLC (Marc & Nava Gueron)	Wilton	CT	05/22/2019	2499	860
Nava Gueron	Wilton	CT	05/22/2019	2499	852
Nava Gueron	Wilton	CT	05/22/2019	2499	846
Muscarella	Waterford	CT	03/25/2019	1597	178
Peter Gaboriault	Wilton	CT	08/29/2019	2500	755
Walter & Susan MacDonald	Plymouth	CT	04/22/2019	474	894
Cooks Common Realty Corp	Plymouth	CT	04/11/2019	474	894
Evergreen & Rosewood Condominium Assoc Inc	Plymouth	CT	03/21/2019	474	834
Reardon Realty CT, LLC	West Hartford	CT	05/20/2019	5140	530-536
Pentecostal Tabernacle (Apostolic) Inc.	West Hartford & Hartford	CT	05/28/2019	5140	1282-1293
Danny Corp.	West Hartford	CT	05/24/2019	7485	105
Yaworski	Canterbury	CT	07/15/2019	257	85
Town of Essex	Essex	CT	05/09/2019	329	428
Scott D & Jane Mills Albrecht	Newtown	CT	06/26/2019	1127	1210
Craig A Ruhs	Montville	CT	06/27/2019	646	545
SK Realty	West Hartford & Hartford	CT	06/13/2019	5145	773-782
Town of Southington	Southington	CT	07/15/2019	1456	229
Town of Southington	Southington	CT	09/09/2019	1459	197
Town of Southington	Southington	CT	09/09/2019	1459	190

CL&P DISTRIBUTION EASEMENTS 3/15/2019 - 9/6/2019
State	Grantor	Proj No	Idx No	Date	Vol/Page	Town
CT	BROTHELL, ELIZABETH AND ERNEST	099-DE.-	DE-0095/	05/30/2019	01000/684-	NEW CANAAN
CT	COMEAU., GRAIG J.	030-DE.-	DE-0126/	03/04/2019	00229/0607	COLUMBIA
CT	TEMPLE, CHRISTOPHER J.	030-DE.-	DE-0127/	03/04/2019	00229/0609	COLUMBIA
CT	DESIAURIERS, KRISTEN A. AND CAPOBIANCO, JOSEPH A.	136-DE.-	DE-0130/	08/13/2018	00155/0658	STERLING
CT	SENIOR HOUSING AT HOLLOW INC.	110-DE.-	DE-0140/	10/20/2017	00465/1065	PLYMOUTH
CT	FREUDENBERG, MATTHEW P. AND SUSAN LOUISE	125-DE.-	DE-0159/	11/13/2018	00206/0434	SHARON
CT	MADISON AVENUE INVESTMENTS, LLC	141-DE.-	DE-0176/	03/28/2019	00933/0306	THOMPSON
CT	ROMANO, JOHN AND DEBRA AND ECO-SITE, LLC	129-DE.-	DE-0186/	03/07/2019	00352/0515	SOMERS
CT	SRB, HOLLY E.	112-DE.-	DE-0186/	10/25/2018	00973/0320	PORTLAND
CT	ECO-SITE, LLC AND ROMANO, DEBRA AND JOHN	129-DE.-	DE-0187/	03/07/2019	00352/0515	SOMERS
CT	SRB, BENJAMIN	112-DE.-	DE-0188/	10/25/2018	00973/0324	PORTLAND
CT	ROBERTS, LORETTA	112-DE.-	DE-0189/	10/25/2018	00973/0326	PORTLAND
CT	MARK, JEFFREY D.	112-DE.-	DE-0190/	10/25/2018	00973/0328	PORTLAND
CT	MIZENER, WILLIAM AND JENNIFER	112-DE.-	DE-0191/	10/25/2018	00973/0330	PORTLAND
CT	DEMAINE, DOMINIC L. AND ALICE F.	112-DE.-	DE-0192/	11/10/2018	00983/0061	PORTLAND
CT	BEVIS, STUART F. AND NATALIE	112-DE.-	DE-0193/	11/20/2018	00983/0066	PORTLAND
CT	BAILEY BUILDERS, LLC	066-DE.-	DE-0194/	04/08/2019	00558/0319	HEBRON
CT	CAPITOL REGION EDUCATION COUNCIL (CREC)	118-DE.-	DE-0197/	05/23/2019	00695/0033	ROCKY HILL
CT	LUGINBUHL, JOANN C.	047-DE.-	DE-0201/	06/20/2019	00502/0010	ELLINGTON
CT	RUBYBACK, LLC	093-DE.-	DE-0204/	10/11/2018	02252/54-5	NEWINGTON
CT	SALISBURY SCHOOL	121-DE.-	DE-0211/	08/17/2016	00254/0171	SALISBURY
CT	VAN B. DRESER, JAMES	121-DE.-	DE-0212/	01/15/2019	00255/1086	SALISBURY
CT	JOHNNYCAKE MOUNTAIN ASSOCIATES AND JOHNNYCAKE MOUNTAIN ASSOCIATES, INC.	020-DE.-	DE-0214/	08/29/2018	00356/0057	BURLINGTON
CT	MEADOWBROOK WEST, LLC	020-DE.-	DE-0215/	05/17/2019	00358/1072	BURLINGTON
CT	TOWN OF CROMWELL	033-DE.-	DE-0216/	03/07/2019	01642/0248	CROMWELL
CT	NOWELL, CHRISTOPER B. AND MELISSA	027-DE.-	DE-0216/	02/28/2019	00513/1200	CLINTON
CT	NOWELL, MELISSA	027-DE.-	DE-0217/	02/28/2019	00513/1298	CLINTON
CT	THE CONNECTICUT WATER COMPANY	154-DE.-	DE-0226/	06/24/2019	00355/0546	WESTBROOK
CT	BENDER, DAVID S. AND SHARON L.	154-DE.-	DE-0227/	05/09/2019	00355/0301	WESTBROOK
CT	STATE OF CONNECTICUT	077-DE.-	DE-0227/	11/15/2015	00777/0373	MANSFIELD
CT	CARTER, BRYAN J. AND HOLLY L.	154-DE.-	DE-0228/	05/06/2019	00355/0303	WESTBROOK
CT	CARLSON LANDING	049-DE.-	DE-0231/	02/12/2019	00327/0948	ESSEX
CT	BRENMOR PROPERTIES, LLC	101-DE.-	DE-0236/	06/17/2019	00230/0249	NORTH STONINGTON
CT	A. KAUSCH & SONS, LLC	019-DE.-	DE-0237/	08/26/2018	00614/0228	BROOKLYN
CT	MEEHAN, BRIAN	019-DE.-	DE-0238/	05/03/2019	00626/0031	BROOKLYN
CT	STATE OF CONNECTICUT DEPARTMENT OF ENERGY AND ENVIRONMENTAL PROTE	058-DE.-	DE-0245/	05/03/2018	01204/0395	GROTON
CT	CASINO LANDING, LLC	058-DE.-	DE-0246/	03/26/2019	01212/0811	GROTON
CT	EASTERN BUILDING CO., INC.	058-DE.-	DE-0247/	05/06/2019	01214/0296	GROTON
CT	FAIRWAY ESTATES	058-DE.-	DE-0248/	04/24/2019	01214/0299	GROTON
CT	PRIDE LLIMITED PARTNERSHIP	063-DE.-	DE-0248/	10/08/2018	07405/0092	HARTFORD
CT	1420 PARK STREET, LLC	063-DE.-	DE-0249/	06/19/2019	07500/0166	HARTFORD
CT	TOWN OF GROTON	058-DE.-	DE-0249/	05/14/2019	01216/0111	GROTON
CT	HOUSING AUTHORITY OF THE CITY OF HARTFORD	063-DE.-	DE-0250/	06/26/2019	07507/0092	HARTFORD
CT	SKYKLINE ESTATES, LLC	041-DE.-	DE-0263/	01/21/2019	00592/0432	EAST HAMPTON
CT	EDGEWATER HILL ENTERPRISES, LLC	041-DE.-	DE-0264/	08/08/2018	00587/0293	EAST HAMPTON
CT	MAZOTTA, BRUCE S.	060-DE.-	DE-0267/	05/13/2019	00394/0688	HADDAM
CT	CELICO PARTNERSHI DBA VERIZON WIRELESS AND MOTYCKA, J. LLC	032-DE.-	DE-0275/	04/18/2019	01261/0169	COVENTRY
CT	COUNTRY WAY DEVELOPMENT, INC.	032-DE.-	DE-0276/	05/20/2019	01261/0774	COVENTRY
CT	NORDINC BUILDERS OF TOLLAND, INC.	032-DE.-	DE-0277/	06/24/2019	01262/0910	COVENTRY
CT	ZZZ & I, LLC	105-DE.-	DE-0284/	02/22/2019	00639/0910	OLD SAYBROOK
CT	75 OLD SAYBROOK, LLC	105-DE.-	DE-0285/	04/15/2019	00640/0868	OLD SAYBROOK
CT	SPENCER 95, LLC	105-DE.-	DE-0286/	04/30/2019	00640/1094	OLD SAYBROOK
CT	923 BOSTON POST ROAD ASSOCIATES, LLC	105-DE.-	DE-0287/	04/15/2019	00640/0871	OLD SAYBROOK
CT	OAKLAND DEVELOPERS, LLC	109-DE.-	DE-0288/	10/26/2018	00614/0001	PLAINVILLE

CT	135 EAST MAIN STREET, LLC	088-DE.-	DE-0290/	01/09/2018	01984/0698	NEW BRITAIN
CT	CELLCO PARTNERSHIP DBA VERIZON WIRELESS	088-DE.-	DE-0291/	02/25/2019	02015/773-	NEW BRITAIN
CT	ALPHA Q, INC.	028-DE.-	DE-0297/	10/09/2018	01358/0039	COLCHESTER
CT	PLAINFIELD GARAGES & STORAGE	108-DE.-	DE-0300/	05/24/2019	00539/0735	PLAINFIELD
CT	RR VERNON II, LLC	146-DE.-	DE-0303/	10/02/2018	02579/0257	VERNON
CT	TALCOTVILLE VERNON DEVELOPMENT, LLC	146-DE.-	DE-0304/	10/23/2018	02583/0265	VERNON
CT	EAST MAIN TORRINGTON, LLC	143-DE.-	DE-0317/	05/02/2019	01288/0401	TORRINGTON
CT	WEST HARTFORD GROCERY ENTER DST	155-DE.-	DE-0317/1	08/30/2016	05014/0397	WEST HARTFORD
CT	GREEN FALLS ASSOCIATES, LLC	071-DE.-	DE-0319/	03/06/2019	00573/0251	LEDYARD
CT	MAJCHER BUILDERS, INC.	071-DE.-	DE-0320/	05/13/2019	00575/0132	LEDYARD
CT	TOWN OF BLOOMFIELD	011-DE.-	DE-0324/	01/18/2019	01975/0200	BLOOMFIELD
CT	ROCKY HILL ENTERPRISES, INC.	011-DE.-	DE-0325/	01/31/2018	01957/0310	BLOOMFIELD
CT	TOWN OF BLOOMFIELD	011-DE.-	DE-0326/	06/14/2019	01991/0036	BLOOMFIELD
CT	WEST HARTFORD GROVERY CENTR DST	155-DE.-	DE-0327/1	08/30/2016	05014/0394	WEST HARTFORD
CT	LAUA BUILDERS, LLC	139-DE.-	DE-0330/	06/25/2019	00537/0844	SUFFIELD
CT	THE ORCHARDS AT EAST LYME DEVELOPMENT. INC.	044-DE.-	DE-0331/	03/07/2019	01013/0162	EAST LYME
CT	AFFORDABLE SELF STORAGE INV	035-DE.-	DE-0335/1	11/07/2017	01626/0183	DARIEN
CT	SCHIENDA, JOSEPH L.	153-DE.-	DE-0336/	08/20/2018	02067/0124	WATERTOWN
CT	DEGAN JAMES P. AND ELIZABETH D. 25 BRUSH ISLAND LLC BARAKETT PATRICIA	035-DE.-	DE-0344/	12/03/2018	01645/0627	DARIEN
CT	OX RIDGE RIDING AND RACQUET CLUB	035-DE.-	DE-0346/	03/06/2019	01649/0306	DARIEN
CT	HACKETT, PATRICK AND JANIENNE	035-DE.-	DE-0347/	01/02/2019	01647/380-	DARIEN
CT	HERITAGE DOWNTOWN, LLC	087-DE.-	DE-0349/	07/11/2018	01014/0090	NAUGATUCK
CT	BOROUGH OF NAUGATUCK AND TARPON TOWERS II, LLC	087-DE.-	DE-0351/	03/07/2019	01025/0719	NAUGATUCK
CT	KYKLE C. CHAMPAGNE	085-DE.-	DE-0357/	03/26/2019	00649/0967	MONTVILLE
CT	GOLAS, CHER A AND TRACY J.	085-DE.-	DE-0358/	06/04/2019	00645/0491	MONTVILLE
CT	CAMP JR., HERBERT V. AND ALICE BRATH AND OPERA HOUSE I, LLC	009-DE.-	DE-0358/	07/05/2018	01097/1122	BETHEL
CT	E. W. BASTISTA FAMILY LIMITED PARTNERSHIP	018-DE.-	DE-0358/	01/10/2019	00751/0008	BROOKFIELD
CT	DEMARCO HOLDINGS, LLC AND CODFISH HILL CONSTRUCTION, LLC	009-DE.-	DE-0359/	11/14/2018	01102/0345	BETHEL
CT	UNIVERSITY OF ST. JOSEPH	155-DE.-	DE-0361/	08/17/2018	05123/0335	WEST HARTFORD
CT	EQUITY ONE (NORTHEAST PORTFOLIO	048-DE.-	DE-0380/1	02/13/2019	02714/0591	ENFIELD
CT	SUNLIGHT CONSTRUCTION, INC.	128-DE.-	DE-0396/	01/14/2019	00938/0843	SIMSBURY
CT	34 HOPMEADOW STREET REALTY CO.	128-DE.-	DE-0397/	05/23/2019	00943/0111	SIMSBURY
CT	40 AIRORT ROAD, LLC	068-DE.-	DE-0415/	11/07/2018	01344/0055	KILLINGLY
CT	SHATZMAN, JONATHAN A.	068-DE.-	DE-0416/	03/18/2019	01350/0136	KILLINGLY
CT	TOULANT, ROLAND	068-DE.-	DE-0418/	06/03/2019	01352/0564	KILLINGLY
CT	DEMARCO, RICK	068-DE.-	DE-0419/	06/15/2019	01353/0394	KILLINGLY
CT	EVERGREEN WALK MASTER ASSOCIATION, INC. AND EVERGREEN WALK, LLC	132-DE.-	DE-0423/	03/29/2019	02700/0155	SOUTH WINDSOR
CT	EVERGREEN CROSSINGS RETIREMENT COMMUNITY AND EVERGREEN WALK MASTER ASSOCIATION, INC.	132-DE.-	DE-0424/	04/10/2019	02700/0151	SOUTH WINDSOR
CT	SOUTH ENERGY INVESTMENTS, LLC	132-DE.-	DE-0425/	03/08/2019	02694/0305	SOUTH WINDSOR
CT	SUNLIGHT CONSTRUCTION, INC.	004-DE.-	DE-0428/	05/24/2019	00728/1227	AVON
CT	THE NEVER COMPANY	082-DE.-	DE-0448/	05/07/2019	01942/0605	MIDDLETOWN
CT	POMPA, THOMAS N. AND FLAVIA	164-DE.-	DE-0448/	02/05/2019	01871/0798	WINDSOR
CT	GREAT POND IMPROVEMENT DISTRICT	164-DE.-	DE-0449/	06/11/2019	01875/0435	WINDSOR
CT	COCCOMO II, LLC	082-DE.-	DE-0449/	12/12/2018	01938/0924	MIDDLETOWN
CT	LEMIEUX DEVELOPERS, LLC	017-DE.-	DE-0473/	09/14/2018	02090/879-	BRISTOL
CT	350 GOOSE LANE GUILFORD, LLC	059-DE.-	DE-0493/	06/12/2019	00939/1090	GUILFORD
CT	CLEARVIEW FARM PRESERVE, LLC	025-DE.-	DE-0517/	04/18/2019	02893/0293	CHESHIRE
CT	CHESHIRE MEDICAL ASSOCIATES, LLC	025-DE.-	DE-0518/	05/01/2019	02897/0193	CHESHIRE
CT	LATTIZORI DEVEOPMENT, LLC	137-DE.-	DE-0539/	04/29/2019	00787/0715	STONINGTON
CT	PODOS, STEVEN AND CHEVALIER JUDITH AND RIDER ABIGAIL P.	014-DE.-	DE-0575/	12/11/2017	01257/0370	BRANFORD
CT	ESQUIRE DEVELOPMENT LLC AND BLAKEMAN CONSTRUCTION, LLC	096-DE.-	DE-0615/	05/16/2019	01125/253-	NEWTOWN
CT	MEAD HAROLD	089-DE.-	DE-0641/	09/09/1930	00051/0291	NEW CANAAN

CT	FIRST ASSEMBLY OF GOD OF WATERBURY, INC. AND HOUSE OF PRAYER CHURCH	151-DE.-	DE-0676/	10/11/2018	07848/0143	WATERBURY
CT	CIARLO, ANTHONY J. JR. AND CHERYL G.	151-DE.-	DE-0677/	01/19/2019	07885/0195	WATERBURY
CT	OUTFRONT MEDIA, LLC	151-DE.-	DE-0678/	08/02/2018	07822/0258	WATERBURY
CT	BRISTOL EAST, LLC	151-DE.-	DE-0679/	05/13/2019	07933/0293	WATERBURY
CT	DE{ERSOA DEVELOPMENT, LLC	053-DE.-	DE-0717/	01/03/2019	03533/0237	GLASTONBURY
CT	BRIXMOR RESIDUAL SHOPPES AT FOX RUN, LLC	053-DE.-	DE-0718/	04/02/2019	03552/0026	GLASTONBURY
CT	SHOPS ON MAIN, LLC	053-DE.-	DE-0719/	02/27/2019	03546/0150	GLASTONBURY
CT	LI, TOMMY	053-DE.-	DE-0720/	06/28/2019	03567/0306	GLASTONBURY
CT	H374, LLC	053-DE.-	DE-0721/	06/02/2019	03567/0180	GLASTONBURY
CT	KENOSIA DEVELOPMENT, LLC	117-DE.-	DE-1020/	03/27/2018	01060/0279	RIDGEFIELD
CT	THOMAS STURGES CONSTRUCTION, LLC	117-DE.-	DE-1021/	03/28/2019	01072/0209	RIDGEFIELD
CT	TOLL CT III LIMITED	034-DE.-	DE-1023/	11/29/2018	02457/0384	DANBURY
CT	BLUEWATER OWENOKE, LLC	158-DE.-	DE-1107/	10/10/2017	03822/0151	WESTPORT
CT	41 GVAULT, L.P.	158-DE.-	DE-1108/	09/20/2018	03885/291-	WESTPORT
CT	286 COMPO ROAD SOUTH, LLC	158-DE.-	DE-1109/	02/01/2019	03903/116-	WESTPORT
CT	WESTPORT 500 MAIN STREET DEVELOPMENT	158-DE.-	DE-1110/	05/01/2019	03924/173-	WESTPORT
CT	NORPOINTE, LLC	102-DE.-	DE-1143/	11/20/2018	08765/0072	NORWALK
CT	PELUSO, LUCRETIA	102-DE.-	DE-1144/	07/17/2018	08723/0005	NORWALK
CT	RMS COLONIAL ROAD, LLC	135-DE.-	DE-1225/	07/20/2018	12023/0048	STAMFORD
CT	CITY OF STAMFORD	135-DE.-	DE-1226/	09/26/2018	12026/0071	STAMFORD
CT	V&J REALTY, LLC	135-DE.-	DE-1227/	10/01/2018	12032/0186	STAMFORD
CT	614 SHIPPAN ASSOCIATES, LLC	135-DE.-	DE-1228/	12/21/2018	12077/0322	STAMFORD
CT	UB HIGH RIDGE SPE, LLC	135-DE.-	DE-1229/	12/20/2018	12077/0052	STAMFORD
CT	UB STAMFORD, LP	135-DE.-	DE-1230/	10/01/2018	12043/0334	STAMFORD
CT	FAIRFIELD AVENUE STORAGE, LLC	135-DE.-	DE-1231/	04/24/2019	12130/0227	STAMFORD
CT	604 NEWFIELD AVENUE, LLP	135-DE.-	DE-1232/	05/09/2019	12138/0094	STAMFORD
CT	CARLY REALTY, LLC	135-DE.-	DE-1233/	11/28/2019	12057/24-2	STAMFORD
CT	CITY OF STAMFORD	135-DE.-	DE-1234/	07/27/2018	11990/0259	STAMFORD
CT	THE STANWICH SCHOOL	056-DE.-	DE-1580/1	04/09/2019	07496/0051	GREENWICH
CT	BAILEY 411 HOLDING, LLC	056-DE.-	DE-1589/	12/06/2018	07456/0309	GREENWICH
CT	NORTH BROADWAY DEVELOPMENT, LLC	056-DE.-	DE-1590/	01/31/2019	07473/0044	GREENWICH
CT	1162 EAST PUTNAM, LLC	056-DE.-	DE-1591/	09/21/2018	07433/0207	GREENWICH
CT	JZ INVESTMENTS INC. AND MRJ, LLC	056-DE.-	DE-1592/	12/07/2018	07474/59-6	GREENWICH
CT	LOT 2A 176 HAMILTON, LLC	056-DE.-	DE-1593/	01/28/2019	07481/0111	GREENWICH